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                                                                   EXHIBIT 10.16
                           COCA-COLA ENTERPRISES INC.
                           DEFERRED COMPENSATION PLAN
                                      FOR
                       NON-EMPLOYEE DIRECTOR COMPENSATION

               (As Amended and Restated Effective April 1, 1994)


         1. Purpose. The purpose of the Deferred Compensation Plan for Non-employee Directors of Coca-Cola Enterprises Inc. (the "Plan") is to provide Non-employee Directors of Coca-Cola Enterprises Inc. (the "Corporation") a vehicle for nonelective and elective deferrals of their compensation as a Director.

         2. Effective Date. The Plan shall become effective, as amended and restated, as of April 1, 1994 following approval by the Board of Directors of the Corporation.

         3. Eligibility. All Directors of the Corporation who are not employees of the Corporation or of any subsidiary of the Corporation shall participate in the Plan; provided, however, that solely with respect to Automatic Deferrals (as defined), the Chairman of the Board of Directors shall always participate in the Plan regardless of whether he or she is an employee of the Corporation or any of its subsidiaries.

         4. Nonelective Deferral of Compensation. Directors in office or who have consented to serve as a Director on or before March 1, 1994 shall have their "1994 Fee Increase" deferred under the Plan. The "1994 Fee Increase" shall mean, in the case of the amounts paid under the annual retainer fee for services rendered after March 31, 1994,

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     $7,500, and with respect to the meeting fee for any meeting held after
     March 31, 1994, $200. Effective January 1, 1995, 33% of all annual retainer and meeting fees payable to the Director shall be deferred under the Plan. All nonelective deferred compensation under this paragraph 4 shall be payable in the form and at the time elected on the election form attached as Exhibit A, as described in subparagraphs 5(c)(ii) and (iii) below. Deferrals under this paragraph 4 should be known as "Automatic Deferrals."

         5.      Elective Deferral of Compensation.

                 (a) Time of Eligibility. An election to defer Net Compensation (as defined) may be made by a nominee for election as a Director who was not then serving as a Director before the time of election to the Board for the relevant elected term and before the right to receive any compensation with respect to such term.1 An election made under this paragraph 5 shall continue in effect until the end of the participant's service as a Director or until the end of the calendar quarter during which the Director gives the Corporation written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from the first day of the calendar quarter following the giving of notice

     -------------------
         (1)Directors in office or who consented to serve as a Director on or before October 30, 1986 were permitted, before October 30, 1986, to elect to defer compensation receivable by such Director on or after October 30, 1986.

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     referred to in the preceding sentence, and compensation payable during any subsequent calendar quarter shall not be deferred, but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.
     A Director who has not previously elected to defer receipt of compensation or who has subsequently discontinued such election may elect to defer compensation under this paragraph 5 by giving notice before January 1 of each year or before the reelection of such Director, but any such election shall only be effective for compensation payable during the calendar quarter following such notice and thereafter. Deferrals under this paragraph 5 shall be known as "Elective Deferrals."

         (b) Amount of Deferral. A participant may elect to defer receipt of all or a specified portion of the annual retainer and meeting fees receivable by such Director for service as a Director of the Corporation after deduction of Automatic Deferrals ("Net Compensation"), but not any other compensation or expense reimbursement.

         (c) Manner of Electing Deferral. A participant shall elect to make an Elective Deferral by giving written notice to the Corporation in the form attached hereto as Exhibit A. Such notice shall include:

                  (i)      the percentage or amount of the Elective Deferral;


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                  (ii)  an election of a lump-sum payment or of a number of
         annual installments (not to exceed five) for the payment of the Automatic and Elective Deferrals; and

                 (iii) the date of the lump-sum payment or the first installment payment. If such notice calls for any payment on a date that is less than six months after the most recent Automatic or Elective Deferral is credited to the Stock Account, such payment shall be made on the first date that is at least six months after the date of the credit; provided, however, that no date of payment shall be earlier than a date fixed by resolution of the Board of Directors from time to time.

         6. Deferred Compensation Account. The Corporation shall establish one or more deferred compensation accounts for each participant as provided below.

                 (a) Basic Account. Unless the participant shall elect to have all or a portion of his or her deferred compensation credited to a Stock Account as provided in paragraph (b) below, the Corporation shall credit Elective Deferrals to a Basic Account maintained in the name of the participant on the books and records of the Corporation. At the end of each calendar year or initial or terminal portion of a year, such Basic Account will be credited with interest, at an annual rate equivalent to the weighted


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     average prime lending rate of Trust Company Bank for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Account during such year or portion thereof.

                 (b) Stock Account. All Automatic Deferrals shall be credited to a Stock Account subject to the terms and conditions set forth below. In addition, the participant may elect in writing, by completing the appropriate portions of the election form attached as Exhibit A, with respect to amounts of retainer fees and meeting fees otherwise payable during the calendar quarter commencing after the date of such election, to have all or a portion of his or her Elective Deferrals credited to a Stock Account subject to the terms and conditions set forth below. The Corporation shall credit to the Stock Account that number of whole shares of common stock of the Corporation that could be purchased with the portion of each deferred amount that is credited pursuant to an Automatic Deferral or that the participant has elected to be so credited with respect to Elective Deferrals, determined on the basis of the average of the high and low market prices at which a share of common stock of the Corporation sold on the trading day preceding the date such compensation would otherwise be payable, as reported on the New York Stock Exchange Composite Transactions Listing. After crediting such number of whole shares, any amount subject to such election which represents


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     a fractional share shall be credited to the participant's Basic
     Account.

                 (c) Dividend Reinvestment in Basic Account. Unless the participant elects otherwise as provided in paragraph (d) below with respect to Elective Deferrals, on each date on which dividends are paid on shares of common stock of the Corporation, the Corporation shall credit to the participant's Basic Account an amount equal to the dividends that would have been paid on the shares of common stock then credited to the participant's Stock Account and representing Elective Deferrals if such shares had been outstanding on the record date of such dividend.

                 (d) Dividend Account. Any amounts equal to all hypothetical dividends that would have been paid on shares of common stock credited to a participant's Stock Account representing Automatic Deferrals (had they been outstanding shares) shall be credited automatically to a Dividend Account established and maintained on the books of the Corporation. In addition, a participant may, at the time he or she elects to have all or a portion of his or her Elective Deferrals credited to the Stock Account, also elect to have amounts equal to all hypothetical dividends that would have been paid on shares of common stock so credited (had they been outstanding shares), credited instead to the Dividend Account. Interest credits shall be added to the balance in the Dividend Account at annual intervals at the


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     same manner and time as interest is credited under paragraph 5(a) of the
     Plan, calculated at the interest rate provided in said paragraph. On the second Wednesday in February of each year during the term of this Agreement (the "Dividend Conversion Date"), any credit balance in the Dividend Account on such date shall be treated as if it had been used to purchase additional whole shares of common stock of the Corporation, and such additional whole shares shall be credited to the participant's Stock Account under the following procedure:

                            (i) There shall first be credited to the Dividend Account interest, at a rate determined in the manner specified above, on the credit balance in the Dividend Account from the date of the most recent annual date on which interest was credited to the Dividend Conversion Date.

                           (ii) The balance in the Dividend Account after the crediting of interest as provided in subparagraph (i) above shall be converted into that number of whole shares of common stock of the Corporation that could be purchased with such credit balance based upon the average of the high and low market prices at which a share of common stock of the Corporation sold on the trading day preceding the Dividend Conversion Date as reported


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                 on the New York Stock Exchange Composite Transactions Listing.

                          (iii) The number of whole shares so determined shall be credited to the participant's Stock Account.

                           (iv) Any amounts remaining in the Dividend Account shall continue to be held in such account and be credited with interest as provided herein until applied or paid out as required by the Plan.

         7. Value of Deferred Compensation Accounts. A participant's Basic Account, Stock Account and Dividend Account shall be referred to collectively as his or her Accounts. The value of each participant's Accounts shall consist of the total balance in all such Accounts. As promptly as practicable following the close of each calendar year a statement will be sent to each participant as to the balance in the participant's Accounts as of the end of such year, including the number of shares credited to the Stock Account and the value of such shares, based upon the average of the high and low market prices at which a share of common stock of the Corporation sold on the trading day coincident with or immediately preceding the end of such calendar year, as reported on the New York Stock Exchange Composite Transactions Listing.

         8.      Payment of Deferred Compensation.

                 (a) Amount Payable Pursuant to Election. The balance in a participant's Accounts shall be paid in cash in the manner elected in accordance with the provisions of paragraph 5(c) above; provided, however, that the balance, if any, in the


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participant's Stock Account at April 1, 1994 (the "Pre-Amendment Balance")
shall be paid in that number of whole shares of common stock of the Corporation credited at April 1, 1994 to such Stock Account. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Accounts, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Accounts, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this paragraph 8(a) from the participant's Accounts shall include Interest Equivalents on the Basic Account and the Dividend Account, but only on the amount being paid from the preceding December 31 to the date of payment.

                 (b) Accounts From Which Paid. In the event the participant elects to receive the credit balances in his or her Accounts in installments, the participant may designate as part of such election what portion of each payment shall be debited to and be deemed paid from the Pre-Amendment Balance of the Stock Account in the form of shares of common stock and what portion shall be debited to and be deemed paid from the Stock Account (less the Pre-Amendment Balance), the Basic Account and the Dividend Account in cash, provided that any such designation must be made no later than the time prescribed by paragraph 5(c) for electing the form of distribution. If no such designation is made before payments are to


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begin, the Corporation shall debit benefit payments proportionately from the
Basic Account, the Dividend Account and the Stock Account, with the Pre-Amendment Balance of the Stock Account being paid in shares of common stock, with cash being paid for any fractional shares credited thereto. During any such installment payment period, the Corporation shall continue to maintain the Stock Account and the Dividend Account as provided above and shall on each Dividend Conversion Date transfer the credit balance from the Dividend Account to the Stock Account as provided above. In the event the participant has not made an election to have the balance in his or her Stock Account paid in installments before the time the credit balance in his or her Accounts becomes payable, the Pre-Amendment Balance of his or her Stock Account shall be paid in a lump sum in shares of common stock, with cash being paid for any fractional shares credited thereto, and the Corporation shall have the option of paying the credit balance in the Stock Account (less the Pre-Amendment Balance), Basic Account and the Dividend Account in equal monthly installments over a period of no more than five (5) years.

         9. Amount Payable on Death. In the event of a participant's death, the balance in the participant's Accounts (including Interest Equivalents in relation to the elapsed portion of the year of death) shall be determined as of the date of death, and the balance shall be paid as soon as reasonably possible thereafter to the beneficiary or beneficiaries previously designated by the participant. Any such designation shall be in writing and delivered to the Secretary of the Corporation and may be changed by a later-


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dated designation.  If there is no designation in effect, the balance shall be paid to the participant's estate.

         10. Discretionary Lump Sum Payment. In the event of a participant's resignation from the Board of Directors, such participant may, at the discretion of and with the consent of the Board of Directors or its Committee on Directors, within ninety days thereafter, revoke any prior election and elect to receive (A) a single distribution of that number of whole shares in the Pre-Amendment Balance in the participant's Stock Account, with cash being paid for any fractional shares credited thereto, and (B) a single cash payment of the balance of such participant's Accounts, excluding the Pre-Amendment Balance in the Stock Account, which distribution shall include Interest Equivalents on the participant's Basic Account and Dividend Account through the date immediately before such date of payment.

         11.     Unfunded Promise to Pay: No Segregation of Funds or
Assets. Neither anything contained in the Agreement nor the establishment or maintenance of the Basic Account, the Stock Account or the Dividend Account shall require the segregation of any assets of the Corporation or any type of funding by the Corporation of such Accounts or the amounts payable therefrom, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes. No participant shall have any rights to or interest in any specific assets or shares of common stock of the Corporation by reason of the Plan, and his or her only rights to enforce payment of the obligations of the Corporation hereunder shall


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be those of a general creditor of the Corporation.  In the event the
Corporation establishes a trust or any other method of providing for its payment of the obligations created hereunder, such trust shall conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-33 I.R.B. 11, and it is expressly understood that no participant will have any interest therein other than as a general creditor of the Corporation. It is further understood that the shares credited to the Stock Account shall be only a means for measuring the amount of deferred compensation payable under the Plan and shall not constitute or represent outstanding shares of common stock of the Corporation for any purpose.

         12. Changes in Capitalization. The number of shares of common stock credited to each participant's Stock Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock of the Corporation resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock of the Corporation to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of shares or reorganization affecting the capital structure of the Corporation. In the event of a merger or consolidation in which the Corporation is not the surviving corporation or in which the Corporation survives only as a subsidiary of another corporation, and in such transaction the holders of common stock of the Corporation become entitled to


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receive shares of stock or securities of the surviving corporation, the participant's Stock Account shall be credited with that number of hypothetical shares of securities of the surviving corporation that would be exchanged for the shares of common stock of the Corporation in such transaction if they had been outstanding shares, and any cash or other consideration that would be receivable if such shares had been outstanding shall be credited to the participant's Basic Account.

         13. Participant's Rights Unsecured. The right of a participant to receive any unpaid portion of the participant's Accounts shall be an unsecured claim against the general assets of the Corporation.

         14. Nonassignability. The right of a participant to receive any unpaid portion of the participant's Accounts shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

         15. Administration. This Plan shall be administered by the Secretary of the Corporation, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

         16. Amendment and Termination. This Plan may be amended, modified or terminated at any time by the Board of Directors of the Corporation; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued to the participant's Accounts.


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         17.     Effective Date of Elections.  Any election to defer a portion of the annual retainer fee under paragraph 5 shall be effective as of the first calendar quarter commencing after receipt of the election by the Corporation. Any election hereunder to defer meeting fees under paragraph 5 shall be effective with respect to compensation paid for attendance at the first meeting following receipt of the election by the Corporation.


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                                    ELECTION


TO THE SECRETARY OF COCA-COLA ENTERPRISES INC. (the "Corporation"):


         Pursuant to the Deferred Compensation Plan for Non-Employee Director Compensation of the Corporation (the "Plan"), I hereby elect to defer __________% of all future payments with respect to the annual retainer fees for service on the Board of Directors of the Corporation and _________% of all future payments with respect to meeting fees for such service. The percentages are applied to the fees net of Automatic Deferrals.

         1. I hereby elect that _________% of the amounts so deferred be credited to my Basic Account and thereafter credited with Interest Equivalents as provided in the Plan and _________% of the amounts so deferred be credited to a Stock Account and treated as if invested in shares of common stock of the
Corporation.   [I understand that unless amounts are specifically deferred into a Stock Account, all deferred amounts will be put into my Basic Account.]

         2. (To be completed only if amounts are to be deferred into a Stock Account.) I hereby elect to have any hypothetical dividends paid on shares of common stock credited to my Stock Account treated as follows (check one):
         _____ credited to my Basic Account and thereafter credited with Interest Equivalents as provided in the Plan.






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         _____   credited to a Dividend Account and treated as reinvested in shares of common stock of the Corporation each February as provided in the Plan. (I understand that if I do not elect this option all hypothetical dividends will be credited with Interest Equivalents as provided in the Plan.)

         3. The compensation deferred is to be paid to me in the following manner (check and complete one):

                 _____   single lump-sum payment to be paid on

                         ______________________________________________________

                 _____ installment payments in ________ (insert number up to five) annual installments, commencing ________________
                         (date).

         4. (To be completed only if installments are elected.) I hereby elect that amounts payable to me in installments be debited to and deemed paid from my Basic Account, my Stock Account and my Dividend Account (if any) (check one):
                 _____    proportionately based on the balances in said
                          Accounts.
                 _____    first from my Stock Account until it is exhausted and
                          then from my remaining Accounts.
                 _____    first from my Basic Account until it is exhausted and
                          then from my remaining Accounts.
                 _____    Other (Specify)______________________________________

                 5. In the event of my death before I have received payment of all deferred compensation payable to me, payments from the


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Plan are to be made to (check one):

                          my estate
                 -----
                          the following:
                 -----                  ---------------------------------------
                          (I understand that if I do not elect this option, the payments from the Plan after my death will be paid to my estate.)

         I hereby acknowledge that this election is subject to all the terms of the Plan, amended and restated effective April 1, 1994.



                                      -----------------------------------------
                                      Signature of Director

                                      Name:
                                            -----------------------------------

Date:                     , 19    .
     ---------------------    ----


     RECEIVED on the      day of                      , 19    , on behalf of
the Corporation.     ----       ----------------------    ----


                                      -----------------------------------------
                                      Secretary